UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2009

NESTOR, INC.

 (Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

 (Address of principal executive offices)

(401) 274-5658

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 26, 2009, Congressman Harold E. Ford delivered his written resignation (attached as Exhibit 99.1) from the Board of Directors of Nestor, Inc., a Delaware corporation (together with its subsidiaries, the “Registrant”) as a Class II Director.  Congressman Ford served on the Compensation Committee of the Registrant at the time of his resignation.

ITEM 8.01.	OTHER EVENTS

Delay of Annual Meeting

Because the Board of Directors is considering business matters that may require a shareholder vote, and because such business matters have not yet solidified into a concrete proposal, the Board determined to postpone the Annual Meeting of Shareholders until such time those business matters are ready to be presented for a shareholder vote.  Given the Registrant’s very restricted cash, the Board concluded that eliminating the additional costs associated with holding two shareholder meetings in rapid succession would be the most efficient use of Registrant’s resources.  The Board of Directors is scheduled to meet on Thursday, March 5, 2009 and will schedule a new Record Date and a new Annual Meeting date at that time.  The Registrant will disclose such dates subsequent to the Board of Directors meeting.

Letter from Shareholder

On February 20, 2009, the Registrant, received a letter from Mr. William B. Danzell (the “Danzell Letter”) (a copy of which is attached hereto as Exhibit 99.2), which purported to be a proposal for some type of transaction involving the Registrant.  Management circulated the Danzell Letter to the Registrant’s Board of Directors and outside legal counsel.  After consultation with outside legal counsel and members of the Board of Directors, management concluded that it did not need to give any consideration to the Danzell Letter.  The bases for management’s decision are as follows:

•	The Danzell Letter did not specify price, timeframe, nature of the transaction, closing conditions, or any other material terms required for a transaction.
•
Although the Danzell letter contains numerous references to “the proposal”, “my proposal”, “this proposal”, and “either transaction”, it does not actually discuss any proposal or transaction in anything other than vague terms.

•
The Danzell Letter did not demonstrate Mr. Danzell’s ability to fund any proposed transaction.  The Registrant had recently received a copy of a letter Mr. Danzell sent to members of Silver Star Partners I, LLC (an entity that the Registrant believes Mr. Danzell controls) indicating that he would need additional capital from Silver Star’s members even to fund his threatened litigation against the Registrant.  Accordingly, management concluded that any proposal from Mr. Danzell must reasonably demonstrate that he has the ability to fund any proposed transaction.

•
The Registrant is party to a non-binding Letter of Intent, including an exclusivity provision, which prevents the Registrant from discussing or negotiating a proposal unless the proposal constitutes a bona fide proposal that the Board of Directors, based upon the written advice from independent legal counsel, determines in good faith must be considered by the Board to comply with its fiduciary obligations under Delaware Law.  Inasmuch as the Danzell Letter did not constitute or contain an actual proposal, the Registrant was contractually prohibited from entering into discussions with Mr.  Danzell.

Mr. Danzell has made several public statements regarding his “proposal” to the Registrant and has made allegations that management had an improper purpose in not responding to the Danzell Letter.  Accordingly, the Registrant elected to disclose the Danzell Letter and its basis for declining to respond to same.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.                                Description

99.1	Resignation Letter of Congressman Harold E. Ford

99.2	Danzell Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Michael C. James
Michael C. James
Chief Executive Officer

Date:March 4, 2009